Exhibit 99.1

CenturyLink, Inc.

Disaggregated Revenue

(UNAUDITED)

($ in millions)

	Actual
	4Q18(1)	3Q18	2Q18	1Q18
By Business Unit
International and Global Accounts	$923	$892	$903	$935
Enterprise	$1,558	$1,505	$1,523	$1,547
Small and Medium Business	$756	$785	$819	$784
Wholesale	$1,074	$1,097	$1,116	$1,110
Business Revenue	$4,311	$4,279	$4,361	$4,376
Consumer	$1,467	$1,539	$1,541	$1,569
Total Revenue	$5,778	$5,818	$5,902	$5,945

(1)

4Q18 revenue originally reported in CenturyLink’s earnings release issued on February 13, 2019 has been updated to reflect certain re-classifications of customers identified by us during the first quarter 2019, primarily between the Enterprise and Small and Medium Business units.